EXHIBIT 23.1

Independent Auditors’ Consent

The Board of Directors

Bankrate, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference of our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

West Palm Beach, Florida

December 5, 2003